EXHIBIT 32.1

CERTIFICATIONS OF JAMES W. LANDRUM, CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER, AND MICHAEL H. MCILVAIN, SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned officers of Golden Chief Resources, Inc. hereby certify that (a) Golden Chief’s’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (b  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Golden Chief.

Date: July 27, 2004	GOLDEN CHIEF RESOURCES, INC.

 /s/ JAMES W. LANDRUM
   By: James W. Landrum
   Chairman of the Board and Chief
   Executive Officer,
   Golden Chief Resources, Inc.

 /s/ MICHAEL H. MCILVAIN
   By: Michael H. McIlvain
   Senior Vice President and Chief
   Financial Officer,
Golden Chief Resources, Inc

A signed original of this written statement has been provided to Golden Chief Resources, Inc. and will be retained by Golden Chief Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.